UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2004

Rocky Mountain Chocolate Factory, Inc.

(Exact name of registrant as specified in is charter)

Colorado	0-14749	84-0910696
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

265 Turner Drive
Durango, Colorado 81303
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (970) 259-0554

Item 12. Results of Operations and Financial Condition.

     The Company has issued a press release for the three months ending November 30, 2003. The press release includes amounts determined in accordance with Generally Accepted Accounting Principles (GAAP) as well as some amounts which were not determined in accordance with GAAP. Non-GAAP measures include net income before provision for loss on accounts and notes receivable and related foreclosure costs related to the insolvency of a single franchisee.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits

Item	Exhibit

99.1	Press Release, dated January 8, 2004.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY,
INC.

Date: January 8, 2004	By: /s/ Bryan J. Merryman

Bryan J. Merryman, Chief
Operating Officer, Chief
Financial Officer, Treasurer and
Director

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INDEX TO EXHIBITS

Item
Number	Exhibit

99.1	Press Release, dated January 8, 2004